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                                                                   EXHIBIT 10.19

                                   AGREEMENT


between

MTI TECHNOLOGY GmbH, represented by its shareholders MTI Technology Corporation, USA, represented by its President & CEO Tom Raimondi

                                                   - hereinafter the "Company" -

and

MR. GARY SCOTT, Kufsteiner Platz 3, 81679, Munchen

                                                   - hereinafter also "GS" -



                                    PREAMBLE


WHEREAS Mr. Scott was employed as Managing Director of MTI Technology GmbH, Wiesbaden effective as of August 1988 pursuant to the terms and conditions as stipulated in his Employment Agreement dated April 1st, 1989;

WHEREAS immediately thereafter GS was registered with the Registry Court in Wiesbaden under HRB 7656 as Managing Director of the Company with sole power to represent the Company;

WHEREAS the parties did not succeed in achieving a basis for a continued term of GS as Managing Director of the Company and therefore decided to end GS's employment as Managing Director of MTI Technology GmbH.


                 NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:
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                                       1.

Both parties agree that the Dienstvertrag in its current form and all rights and obligations thereunder shall end duly and properly, effective January 31st, 2001, upon the Company's instigation because of operational reasons. GS will resign from his office as Geschaftsfuhrer of the Company as well as from all his other offices and positions within the MTI Group effective May 1st, 2000.

GS shall be completely and irrevocably released from his duties with effect as of May 1st, 2000 and in consideration of any remaining vacation. Any existing or future entitlement to vacation is compensated for with the release from his duties.

GS is required to observe all contractual obligations of confidentiality and secrecy during his remaining term of employment as well as after the end of his employment; this applies, in particular, to the contents of this Agreement, as stipulated in more detail in No. 5. and 6. below.


                                       2.

Up to the end of the Employment pursuant to above mentioned No. 1., GS will continue to receive his current gross salary, to be paid on a monthly basis. All extra benefits - including, but not limited hereto, the use of his company car, the contribution to the Company accident insurance, the payment of GS' tax advisors for the preparation of his tax declarations for the fiscal years 1999 and 2000, the provision of medical insurance cover both in Europe and the USA and Life Assurance cover in the USA, monthly expenses up to a maximum of DM 465 per month for his home telephone and for his mobile telephone - which were granted to GS in accordance with his contract will cease effective January 31st, 2001.

Effective May 1, 2000 GS will no longer be covered by the Executive Severance Agreement that previously applied to his position.

GS shall be entitled to keep his company car, type Mercedes SL 280 Roadster, registration number WI-MT 410, until January 31st, 2001. The Company car including all car papers and keys must be returned in proper condition to the Company, respectively an officer of the Company by no later than January 31st, 2001. Alternatively GS shall have the right to purchase the company car at market value ("Ablosevert einschlieblich Restraten unter dem Leasingvertrag") from the Leasing company by no later than January 31st, 2001. Should the car not be available for purchase by GS (for a reason outside


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the control of the Company), the Company shall have no liability or be required to compensate GS for this.

In addition, GS shall be entitled to purchase from the Company the Toshiba laptop at book value and shall be reimbursed for relocation expenses up to a maximum amount of US$60,000, against the provision of original invoices in case GS will relocate from Germany prior to the end of the "Diensteertrag" in accordance with Sec. 1 above.

Against the provision of original invoices GS will also be entitled to be reimbursed for expenses incurred in respect of the following flights:

Three return business class flights to the US for both himself and his wife.

Two return business class flights to the following locations: Frankfurt, Paris, London and Dublin together with two nights accommodation and related expense in a standard business class hotel for both himself and his wife.

The Company will pay 50% of the taxes applicable to the expense related to the above travel costs, i.e., three return business class flights to the US for both himself and his wife.

Two return business class flights to the following locations: Frankfurt, Paris, London and Dublin together with two nights accommodation and related expense in a standard business class hotel for both himself and his wife.

GS will be responsible for all additional taxes payable on the provision of the above benefits.

                                       3.

The Company shall pay GS an amount of DM65,000 in respect of vacation pay. Taxes will be borne by GS and directly paid by the Company to the fiscal authorities.

                                       4.

GS shall receive a favorable and qualified intermediary as well as an identical final reference from the Company, signed by Tom Raimondi as well as an additional favorable reference signed by Ray Noorda, Chairman of MTI Technology Corporation.


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                                       5.


GS is required to surrender all company items, documents, plans, drawings and other records (as well as copies or information on data carriers of any kind hereinafter collectively "Documentation"), regardless of whether this Documentation reflects Confidential Information to the Company no later than by April 30th, 2000.

GS is further obligated to keep the contents of this Agreement absolutely confidential and will not discuss any details thereof with anyone, whether within or outside the Company.


                                       6.

Beyond the term of his employment, also in the future GS must refrain from any comments and/or remarks to any employees and/or customers of the Company and/or any of its affiliates and/or any third party, which could be considered damaging and/or harmful to the Company's reputation.

In addition during the term of this agreement (until January 31st 2001), GS shall not solicit, interfere with or endeavor to entice away from the Company or any relevant associated company within the MTI group, any employee or key employee of the Company, he will not, either directly or indirectly engage in a business competitive with that of the Company or seek employment or render services to a competitor and will not seek to persuade or attempt to persuade any Client of the Company to cease to do business or to reduce the amount of business that the Client would customarily do with the Company.

                                       7.

Both parties agree that, upon fulfillment of this Agreement any and all reciprocal claims between GS and the Company regardless of the grounds -- deriving from or in connection with the Dienstvertrag in its current form and its termination as well as in connection with GS's office as Geschaftsfuhrer of the Company and in connection with all his other offices and positions within the MTI group are hereby settled. Both parties waive all further claims which might nevertheless exist and accept the other party's waiver.



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                                       8.

This Agreement shall be governed by the laws of the Federal Republic of Germany. The courts in Frankfurt/Main shall have jurisdiction in case of any dispute hereunder.

Amendments to and changes of this Agreement require written form, this also applies to this clause.

Should individual provisions of this Agreement be or become invalid or unenforceable, or in the event that gaps occur within this Agreement, this shall not affect the validity of the remaining provisions of this Agreement. To the contrary, instead of the invalid or unenforceable provision such valid and enforceable provision shall be deemed to be agreed upon by the parties which corresponds to the purpose of the invalid or unenforceable provision to the greatest extent legally possible. In case of gaps, these gaps are deemed to be filled by valid provisions which would have been agreed between the parties would they have been aware of the gap.

The parties agree that each party shall bear its own costs and the costs of its own advisers in connection with the conclusion and execution of this Agreement.

Frankfurt,                 th, 2000      Munich,                 th, 2000



/s/ THOMAS P. RAIMONDI, JR.              /s/ GARY SCOTT
-----------------------------------      ------------------------------------
    Thomas P. Raimondi, Jr.                  Gary Scott
For MTI Technology Corporation USA